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                               OFFER TO EXCHANGE

            SERIES B ZERO COUPON SENIOR EXCHANGEABLE NOTES DUE 2023
                          FOR ANY AND ALL OUTSTANDING
                 ZERO COUPON SENIOR EXCHANGEABLE NOTES DUE 2023
                      (CUSIP NOS. 629568AK2 AND 629568AJ5
                    ISIN NOS. US629568AK22 AND US629568AJ58)

                                       OF

                            NABORS INDUSTRIES, INC.
                                 GUARANTEED BY
                             NABORS INDUSTRIES LTD.

       PURSUANT TO, AND SUBJECT TO THE TERMS AND CONDITIONS DESCRIBED IN,
                 THE OFFERING CIRCULAR DATED NOVEMBER 12, 2004

THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 10, 2004, UNLESS EARLIER TERMINATED OR EXTENDED.

                                                               November 12, 2004

To Our Clients:

     Nabors Industries, Inc. (the "Company") and its parent company, Nabors Industries Ltd., a Bermuda exempted company ("Nabors" and, together with the Company, the "Offerors") are offering to exchange (the "Exchange Offer") $1,000 principal amount of Series B Zero Coupon Senior Exchangeable Notes Due 2023 of the Company (the "New Securities"), guaranteed by Nabors, for each $1,000 principal amount of validly tendered and accepted Zero Coupon Senior Exchangeable Notes Due 2023 of the Company (the "Old Securities"), guaranteed by Nabors.

     The Exchange Offer is made on the terms and are subject to the conditions set forth in the Offerors' offering circular dated November 12, 2004 (as may be amended or supplemented from time to time, the "Offering Circular") and the accompanying Letter of Transmittal.

     The enclosed Offering Circular is being forwarded to you as the beneficial owner of Old Securities held by us for your account but not registered in your name. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Securities held by us for your account. A tender of such Old Securities may be made only by us as the registered holder and only pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender and deliver the Old Securities held by us for your account. If you wish to have us do so, please so instruct us by completing, executing and returning to us the instruction form that appears below.
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                                  INSTRUCTIONS

     The undersigned acknowledges receipt of your letter and the enclosed materials referred to therein relating to the Offeror's Exchange Offer with respect to the Old Securities.

     THIS WILL INSTRUCT YOU TO TENDER THE SPECIFIED PRINCIPAL AMOUNT AT MATURITY OF OLD SECURITIES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED PURSUANT TO THE TERMS AND CONDITIONS SET FORTH IN THE OFFERING CIRCULAR AND THE RELATED LETTER OF TRANSMITTAL.

Zero Coupon Senior Exchangeable Notes Due 2023

CUSIP No. 629568AK2

Tender $ ------------------------------ (principal amount)*

CUSIP No. 629568AJ5

Tender $ ------------------------------ (principal amount)*

[ ] Please do not tender any Old Securities held by you for any account.

Dated: ------------------------------, 2004

Signature(s):
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Print name(s) here:
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Print Address(es):
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Area Code and Telephone Number(s):
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Tax Identification or Social Security Number(s):
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My account number with you:
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* Must be in denominations of $1,000 or any integral multiple thereof.

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